EXHIBIT 10.26

Certain identified information has been omitted from this document pursuant to Item 601(b)(10) of Regulation S-K because it is not material, is the type that the registrant treats as private or confidential and would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicate where omissions have been made.

FOURTH AMENDMENT TO THE
SECOND AMENDED & RESTATED MARKET DATA AGREEMENT

This Fourth Amendment (this “Amendment”), dated as of September 9th, 2021 (the “Effective Date”), shall amend the Second Amended & Restated Market Data Agreement, dated November 1, 2018 (as previously amended by the Parties effective January 1, 2020, March 26, 2021 and April 21, 2021, the “Agreement”), by and among Tradeweb Markets LLC, a Delaware limited liability company, (“Tradeweb”), Refinitiv US LLC (f/k/a Thomson Reuters (Markets) LLC), a Delaware limited liability company, (“TRM”), and Refinitiv US Organization LLC (f/k/a Thomson Reuters (GRC) Inc.), a Delaware corporation (“GRC”). TRM and GRC are referred to herein as the “Refinitiv Parties”, and together with Tradeweb, the “Parties”. The Agreement shall be deemed to have been amended by this Amendment and the terms of this Amendment shall supplement and form part of the Agreement. All sections of the Agreement not amended hereby shall remain in full force and effect as specified in the Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

WHEREAS, Tradeweb has developed a service to calculate the indicative net asset value of certain exchange traded funds (“ETFs”) or similar baskets of instruments on an intraday basis (the “iNAV Data”), to deliver such iNAV Data to clients subscribing to that calculation service, and to distribute a portion of such iNAV Data as a data feed (the “Standard iNAV Data Feed”) for limited use on a non-commercial basis to certain exchanges or other third Persons (which may include Refinitiv) on behalf of those clients, to help the clients comply with the requirements and recommended actions under applicable laws, regulations, exchange and other self-regulatory organization rules, contracts and otherwise (the “iNAV Calculation Service”);

WHEREAS, Tradeweb’s arrangements for the provision of the iNAV Calculation Service may permit Tradeweb to sell, license, distribute and redistribute to third Persons the full real-time and historical iNAV Data set (the “Premium iNAV Data Feed”) for each applicable ETF or similar basket of instruments resulting from the iNAV Calculation Service (the “iNAV Licensing Service”) and in such event, Refinitiv wishes to be a non-exclusive redistributor of the Premium iNAV Data Feed; and

WHEREAS, the Parties wish to set out the terms under which Tradeweb provides the iNAV Calculation Service to Tradeweb Calculation Customers (as defined below) and the terms under which the Parties may otherwise redistribute iNAV Data as part of the iNAV Calculation Service and the iNAV Licensing Service.

NOW, THEREFORE, in consideration of the promises and mutual agreements set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree to amend the Agreement as follows:

1.iNAV Calculation Service.

(a)Use of Data. The Refinitiv Parties hereby acknowledge and agree that notwithstanding anything to the contrary in the Agreement, Tradeweb is not restricted from using the U.S. Corporate AiPrice (as defined in the Third Amendment to the Agreement, which is Exclusive Licensed Data under the Agreement) and any Derivative Works thereof as a backup source of data for pricing U.S. credit instruments when the primary pricing source for such instruments is unavailable, in connection with the performance of the iNAV Calculation Service, including (without limitation) in the calculation and creation of iNAV Data and in the sale, display, distribution, redistribution and maintenance of such iNAV Data in connection with the iNAV Calculation Service (which sale, display, distribution, redistribution and maintenance may occur even following termination of the Agreement with respect to such historical iNAV Data created prior to such termination in accordance with the terms of this Amendment). TRM, which is party (with Tradeweb) to the Amended and Restated Shared Services Agreement dated November 1, 2010 (as amended, the “SSA”), hereby acknowledges and agrees that notwithstanding anything to the contrary in the SSA, Tradeweb is not restricted from using the Refinitiv FX Rates data (to convert iNAV prices into different currencies before distribution) and the Refinitiv Security Master data (for calculations of accrued interest and benchmark movement), which data Tradeweb receives under the SSA, and any Derivative Works thereof in connection with the performance of the iNAV Calculation Service, including (without limitation) in the calculation and creation of iNAV Data and in the sale, display, distribution, redistribution and maintenance of such iNAV Data in connection with the iNAV Calculation Service (which sale, display, distribution, redistribution and maintenance may occur even following termination of the SSA with respect to such historical iNAV Data created prior to such termination in accordance with the terms of this Amendment); provided that the foregoing shall always be subject to Section 3.8 of the SSA, if applicable.

(b)Redistribution of Standard iNAV Data Feed. As a component of the iNAV Calculation Service, Tradeweb will provide Refinitiv with the Standard iNAV Data Feed unless it is prohibited from doing so contractually or otherwise, and Refinitiv shall only use and redistribute the iNAV Data it receives in the Standard iNAV Data Feed as permitted pursuant to the terms of use entered into by the Parties with respect thereto (it being understood that such terms of use must be entered into prior to Refinitiv receiving the Standard iNAV Data Feed).

2.iNAV Licensing Service.

(a)Redistribution Rights. Solely to the extent that Tradeweb retains the right to operate the iNAV Licensing Service with respect to the Premium iNAV Data Feed pursuant to its arrangements in connection with the iNAV Calculation Service, (a) the Premium iNAV Data Feed shall constitute Non-Exclusive Licensed Market Data under the Agreement and will be automatically added to Schedule C thereto (and for the avoidance of doubt, shall not be a New Market Data Set or an Innovative Solution), and except as set forth herein all references to Non-Exclusive Licensed Market Data in the Agreement shall include the Premium iNAV Data Feed and all rights and obligations relevant to Non-Exclusive Licensed Market Data under the Agreement shall apply equally to the Premium iNAV Data Feed, (b) Section 3.3 of the Agreement shall not apply to the Premium iNAV Data Feed and instead the Parties shall mutually agree on the manner and schedule of delivery of the Premium iNAV Data Feed from Tradeweb to the Refinitiv Parties, and (c) Refinitiv shall only use and redistribute the iNAV Data it receives in the Premium iNAV Data Feed as permitted pursuant to the terms of use entered into by the Parties with respect thereto (it being understood that such terms of use must be entered into prior to Refinitiv receiving the Premium iNAV Data Feed). To the extent that Tradeweb does not retain the right to operate the iNAV Licensing Service with respect to the Premium iNAV Data Feed, nothing herein or in the Agreement or SSA shall either (i) grant the Refinitiv Parties or any of their Affiliates any right to use or distribute the Premium iNAV Data Feed in any way or (ii) restrict the Refinitiv Parties or any of their Affiliates from contracting with a third Person for such rights.

(b)Exceptions. Notwithstanding the foregoing, the Parties acknowledge and agree that distribution of iNAV Data in the following manner will not constitute a commercial distribution of iNAV Data that is part of the iNAV Licensing Service, and any recipient thereof will not constitute a Tradeweb iNAV Customer or Refinitiv iNAV Customer as applicable (each as defined below):

(i)distribution of the Standard iNAV Data Feed as a component of the iNAV Calculation Service (for clarity, the foregoing shall not affect the revenue share GRC receives under Section 4(c) in connection with the iNAV Calculation Service);

(ii)distribution to a Tradeweb Calculation Customer of the iNAV Data calculated for such Tradeweb Calculation Customer as part of the iNAV Calculation Service; provided that to the extent that a Tradeweb Calculation Customer requests that the Refinitiv Parties or any of their Affiliates deliver such iNAV Data rather than Tradeweb providing it directly, the Refinitiv Parties and their Affiliates shall not charge such Tradeweb Calculation Customer any fees for such delivery other than (at their discretion) a standard, reasonable connectivity or service fee (which fee for the avoidance of doubt shall not be subject to the revenue share under Section 4(b)). For the avoidance of doubt, this Section 2(b)(ii) does not apply to the extent a Tradeweb Calculation Customer subscribes for delivery of a Premium iNAV Data Feed other than as part of the iNAV Calculation Service (i.e., delivery of another issuer’s iNAV Data); and

(iii)display and distribution of iNAV Data by Tradeweb and its Affiliates to their customers in connection with providing trading-related services on a Tradeweb Platform to the same extent as Tradeweb is permitted to distribute Exclusive Licensed Data under Section 2.4 of the Agreement (including in connection with pricing the execution of trades and any uses directly arising therefrom (including distribution in post-trade confirmations, clearing and reporting), provided that the Parties do not intend for this parenthetical to have any bearing on the interpretation of Section 2.4 of the Agreement outside of this clause (iii)), without regard to whether the recipient is on the Refinitiv Competitor List (it also being understood and agreed that iNAV Data is not Exclusive Licensed Data under the Agreement and the distribution restrictions set forth in Section 2.4 thereof do not apply to the iNAV Data).

3.Customers. Any third Person to which Tradeweb provides the iNAV Calculation Service shall be a “Tradeweb Calculation Customer”. Subject to Section 2(b) above, any third Person that licenses the Premium iNAV

Data Feed from Tradeweb or any of its Affiliates (directly or through a redistributor) as part of the iNAV Licensing Service shall be a “Tradeweb iNAV Customer”. Subject to Section 2(b) above, any third Person that receives the Premium iNAV Data Feed as part of the iNAV Licensing Service from GRC or any of its Affiliates (directly or through a redistributor) shall be a “Refinitiv iNAV Customer”.

4.Fees and Payment.

(a)Customer Pricing. For the avoidance of doubt, if applicable pursuant to Section 2 of this Amendment, each Party and their Affiliates may distribute the Premium iNAV Data Feed to Tradeweb iNAV Customers and Refinitiv iNAV Customers (as applicable) at prices determined by such Party (or their applicable Affiliate) in its sole discretion, provided that no Party shall (and each Party shall cause their Affiliates not to) license the Premium iNAV Data Feed as a Loss Leader.

(b)Refinitiv License Fee. As applicable pursuant to Section 2(a) of this Amendment, during the Term and the Transition Period GRC shall pay, on a quarterly basis, to Tradeweb an amount equal to [***] percent ([***]%) of the Non-Desktop Revenue in such quarter (the “Refinitiv Fee Share”). As used herein, “Non-Desktop Revenue” means the aggregate revenue GRC and its Affiliates directly generate from the redistribution of the Premium iNAV Data Feed as part of the iNAV Licensing Service licensed hereunder to Refinitiv iNAV Customers over, through or by means other than Desktop Products. The Parties acknowledge and agree that the standard distributor fee applicable to third Person distributors of the Premium iNAV Data Feed as part of the iNAV Licensing Service is included in the Annual License Fee and no additional fees shall be payable in respect thereto. For the avoidance of doubt, Section 4.1(b) of the Agreement shall not apply to the Premium iNAV Data Feed, but nothing in this Section 4(b) shall amend or modify any other fees payable pursuant to Article IV of the Agreement.

(c)Tradeweb Revenue Share. During the Term and the Transition Period, Tradeweb shall pay, on a quarterly basis, to GRC an amount equal to [***] percent ([***]%) of the aggregate revenue Tradeweb and its Affiliates directly generate from (i) the provision of the iNAV Calculation Service to Tradeweb Calculation Customers in such quarter and (ii) the distribution of the Premium iNAV Data Feed as part of the iNAV Licensing Service to Tradeweb iNAV Customers (the “Tradeweb Fee Share” and, together with the Refinitiv Fee Share, the “Fee Shares”).

(d)Payment. The Refinitiv Fee Share shall be payable in accordance with Section 4.4(b) of the Agreement in the same manner in which the Non-Exclusive NMDS Fee Share is payable to Tradeweb. For the avoidance of doubt, the Refinitiv Fee Share shall be included in the definition of “Fees” under the Agreement. The Tradeweb Fee Share shall be payable on substantially the same terms as the Refinitiv Fee Share.

5.Ownership.

(a)Intellectual Property. As between the Parties, Tradeweb shall own all right, title and interest in and to the iNAV Calculation Service, the iNAV Licensing Service and all iNAV Data (including the Standard iNAV Data Feed and the Premium iNAV Data Feed) (the “Tradeweb IP”). Except as expressly set forth herein, nothing in the Agreement or in the SSA gives any Refinitiv Party or any of its Affiliates any ownership, intellectual property, or other rights in or to the Tradeweb IP or otherwise restricts Tradeweb from offering the iNAV Calculation Service or iNAV Licensing Service or from otherwise using, licensing or distributing the iNAV Data; provided that this shall not affect any Refinitiv Party’s, any of its Affiliates’ and/or any third Person’s ownership of intellectual property rights in the Refinitiv FX Rates data and the Refinitiv Security Master data that Tradeweb uses in connection with its performance of the iNAV Calculation Service or in its creation of the iNAV Data.

(b)Derivative Works. As between the Parties, Tradeweb shall own all right, title and interest in and to any Derivative Works it creates from the Tradeweb IP; provided that the foregoing shall not grant Tradeweb any additional rights to create Derivative Works of the Tradeweb IP using any (i) data licensed to Tradeweb under the SSA or (ii) Exclusive Licensed Data under the Agreement, beyond what is provided in those agreements and in Section 1(a) of this Amendment.

6.Term and Termination.

(a)Term. This Amendment shall take effect as of the Effective Date and continue for the duration of the Term (as defined in the Agreement) unless this Amendment is earlier terminated by mutual written agreement of the Parties.

(b)Effect of Termination. The Fee Shares with respect to all periods prior to termination of this Amendment shall be payable in accordance with Section 4(d) of this Amendment (which payment, for the avoidance of doubt, may occur following such termination).

7.Miscellaneous. This Amendment shall constitute the sole terms of the Agreement with respect to the iNAV Calculation Service, the iNAV Licensing Service and iNAV Data. In the event of a conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall prevail. This Amendment and the rights and obligations of the Parties hereto shall be interpreted and enforced in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed wholly within that jurisdiction. Following termination of this Amendment or the Agreement, the following provisions shall survive: Section 1(a) (to the extent it is expressly applicable post-termination), Section 6(b) and this Section 7.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

REFINITIV US ORGANIZATION LLC

By:_/s/ Sarah Andrews_________
Sarah Andrews
Head of Americas, Managed Partners, Data and Analytics
London Stock Exchange Group

REFINITIV US LLC

By:_/s/ Sarah Andrews_________
Sarah Andrews
Head of Americas, Managed Partners, Data and Analytics
London Stock Exchange Group

TRADEWEB MARKETS LLC

By:__/s/ Douglas Friedman_______
Name:    Douglas Friedman
Title: General Counsel